The CIT Group/Business Credit, Inc.      T: 212 382-7000
1211 Avenue of the Americas
New York, NY 10036

August 20, 2004

Pharmaceutical Formulations, Inc.
460 Plainfield Avenue
Edison, New Jersey 08817

Konsyl Pharmaceuticals, Inc.
8050 Industrial Park Road
Easton, Maryland 21601

WAIVER AND AMENDMENT

Ladies and Gentlemen:

We refer to the First Amended and Restated Financing Agreement between The CIT Group/Business Credit ("Lender") and Pharmaceutical Formulations, Inc. and Konsyl Pharmaceuticals, Inc., jointly and severally as borrower (collectively herein referred to herein as "you" or "your") dated May 15, 2003, as supplemented and amended from time to time (the "Financing Agreement"). Capitalized terms used and not otherwise defined herein shall have the same meanings given them in the Financing Agreement.

You have advised us that you are, or may be, in violation of the financial covenants set forth in Section 7.10, Paragraphs (c), (d) and (e) of the Financing Agreement for the fiscal period ended July 3, 2004.

This letter is to confirm our agreement that, solely with respect to said fiscal period the foregoing violations and/or breaches of the Financing Agreement shall not be deemed to be Defaults and/or Events of Default under the Financing Agreement. On and after the date hereof you shall be in compliance with all of the terms and provisions of the Financing Agreement, as amended hereby (including, without limitation, the financial covenants referred to above).

In addition, this is to confirm that pursuant to mutual consent and understanding, effective as of even date herewith (except with respect to paragraph 3 below, which shall be effective as of April 26, 2004) the Financing Agreement shall be, and hereby is, amended as follows:

1.      Section 1 shall be, and hereby is, amended by the addition thereto of the following new definitions in alphabetical order where they should appear:

"EBITDA shall mean, in any period, all earnings of Pharmaceutical Formulations and Konsyl Pharmaceuticals, Inc. (collectively herein referred to as "Companies") before all (i) interest and tax obligations, (ii) depreciation and (iii) amortization for said period, all determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Companies, but excluding the effect of extraordinary and/or non-reoccurring gains or losses for such period."

"Fixed Charge Coverage Ratio shall mean, for the relevant period, the ratio determined by dividing the sum of EBITDA and cash infusions from ICC Industries Inc. ("ICC") by the sum of (a) all interest obligations paid or due, (b) the amount of principal repaid or scheduled to be repaid on the Term Loan and Subordinated Debt, (c) Capital Expenditures actually incurred, and (d) all federal, state and local income tax expenses due and payable."

2.      Section 7.10 shall be, and hereby is, deleted in its entirety and replaced by the following text:

"Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder:

(a) Konsyl Pharmaceuticals, Inc. and Pharmaceutical Formulations, Inc. shall maintain, on a consolidated basis, at the end of each month set forth below a Tangible Net Worth of not less than the amount set forth below for the applicable period:

                  Period                                      Tangible Net Worth
                  ------                                      ------------------
                  For the month ending July 31, 2004            $1,942,000
                  For the month ending August 30, 2004          $1,756,000
                  For the month ending September 30, 2004       $1,425,000
                  For the month ending October 31, 2004         $1,180,000
                  For the month ending November 30, 2004        $  899,000
                  For the month ending December 31, 2004 and    $  647,000
                  for each month thereafter
(b) Konsyl Pharmaceuticals, Inc. and Pharmaceutical Formulations, Inc. shall maintain, on a consolidated basis, at the end of each month set forth below a Fixed Charge Coverage Ratio on a rolling three-month basis of not less than 1:1.

(c) Konsyl Pharmaceuticals, Inc. and Pharmaceutical Formulations, Inc. shall maintain, on a consolidated basis, at the end of each month set forth below Availability of not less than the amount set forth below for the applicable period:

                  Period                                    Availability
                  ------                                    ------------
         For the month ending July 31, 2004                   $106,000
         For the month ending August 30, 2004                 $ 81,000
         For the month ending September 30, 2004              $190,000
         For the month ending October 31, 2004                $120,000
         For the month ending November 30, 2004               $ 88,000
         For the month ending December 31, 2004 and           $  8,000
         for each month thereafter
(d) The aggregate amount of accounts payable due to any individual or entity other than CIT and ICC from Konsyl Pharmaceuticals, Inc. and Pharmaceutical Formulations, Inc., on a consolidated basis, shall not exceed the amount set forth below for the applicable period:

                 Period                                      Maximum Accounts
                 ------                                      Payable
                                                             ----------------
         For the month ending July 31, 2004                   $9,463,000
         For the month ending August 30, 2004                 $9,128,000
         For the month ending September 30, 2004              $9,013,000
         For the month ending October 31, 2004                $8,829,000
         For the month ending November 30, 2004               $8,712,000
         For the month ending December 31, 2004 and           $8,304,000"
         for each month thereafter

3.      Paragraph (j) of Section 10.1 shall be, and hereby is, deleted in its entirety and replaced with the following text:

"(j)(i) if any two of Jim Ingram, A. Ernest Toth, Jr. or Michael Zeher cease for any reason whatsoever (other than as a result of death) to be actively engaged in the management of the Company or (ii) the stock of the Company presently held (directly or indirectly) by the Parent is transferred;"

In consideration of the foregoing waivers and amendments you hereby agree to comply with the Condition Subsequent (as hereinafter defined) to our satisfaction. The "Condition Subsequent" shall mean the execution and delivery to us by no later than September 20, 2004 of an amendment to the Financing Agreement amending Section 7.10 thereof to add an EBITDA covenant on a consolidated, rolling three-month basis for Konsyl Pharmaceuticals, Inc and Pharmaceutical Formulations, Inc., in form and substance and on terms and conditions satisfactory to us. The failure by you to fulfill the Condition Subsequent within the time specified above shall constitute an Event of Default under Section 10.1 of the Financing Agreement and we may exercise immediately any and all rights and remedies granted to us under the Financing Agreement.

In consideration of (i) our execution of this Amendment Letter you agree to pay us an Accommodation Fee of $30,000.00 and (ii) the preparation of this agreement by our in-house legal department you agree to pay us a Documentation Fee of $350.00. Such fees shall be due and payable in full on the date hereof and may, at our option, be charged to your loan account on the due date thereof.

We reserve all our rights and remedies under the Financing Agreement which we may exercise at any time against you and any guarantors or pledgors, including without limitation the rights to terminate the Financing Agreement, demand payment of all of your Obligations, commence legal action to enforce collection thereof, and realize upon your Accounts and/or all other Collateral pledged to us under or in connection with the Financing Agreement. Nothing contained herein shall be construed as a waiver of our rights to exercise at any time any other right or remedy available to us under the Financing Agreement, the guaranties or applicable law.

Except as set forth herein, no other waiver of, or change in, any of the terms, provisions or conditions of the Financing Agreement is intended or implied. This agreement shall not constitute a waiver of any other existing Defaults or Events of Default under the Financing Agreement (whether or not we have knowledge thereof), and shall not constitute a waiver of any future Defaults or Events of Default whatsoever. If the foregoing is in accordance with your understanding of our agreement, please so indicate by signing and returning to us the enclosed copy of this letter by no later than August 23, 2004.

In addition, we have asked the Guarantor to sign below to confirm that its guarantee shall continue in full force and effect notwithstanding this agreement and the transactions contemplated hereby, and that the foregoing waivers shall not affect, modify or diminish the Guarantor’s Obligations under any instruments of Guaranty and/or any related pledge security agreements executed in favor of CIT.

Very truly yours, THE CIT GROUP/BUSINESS CREDIT, INC. By: /s/ Craig Brown Name: Craig Brown Title: Assistant Vice President

Read and Agreed to:

PHARMACEUTICAL FORMULATIONS, INC.

By: /s/ A. Ernest Toth
Name: A. Ernest Toth
Title: Vice President and CFO

KONSYL PHARMACEUTICALS, INC.

By: /s/ A. Ernest Toth
Name: A. Ernest Toth
Title: Vice President and CFO

Confirmed:

ICC INDUSTRIES INC.

By: /s/ John Oram
Name: John Oram
Title: President